UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

uBid.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)
8550 West Bryn Mawr, Suite 200 Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 1, 2006, uBid.com Holdings, Inc. increased its Board from two to three members and elected Paul Traub as an additional director. He was not elected pursuant to any arrangement or understanding with any third person. Mr. Traub co-founded Traub, Bonacquist & Fox, LLP, a New York based law firm, in 1982, focusing on strategic asset acquisitions and disposition, insolvency and corporate restructuring, distressed financings and litigation. In connection with his election to the Board, Mr. Traub received a ten-year option to purchase 50,000 shares of the Company’s Common Stock at $5.44 per share.

There is not currently, nor has there been since the beginning of the Company’s last fiscal year, any transaction with the Company in which Mr. Traub has or had a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1	Press release dated August 3, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2006

UBID.COM HOLDINGS, INC.

By:	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr.
Vice President, Finance

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
August 1, 2006	000-50995

UBID.COM HOLDINGS, INC.

EXHIBIT NO.	ITEM

99.1	Press release dated August 3, 2006

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